MANAGEMENT AGREEMENT

                                     Between

                            INTEGRAMED AMERICA, INC.

                                       AND

                        MPD MEDICAL ASSOCIATES (MA), P.C.



         MANAGEMENT AGREEMENT dated as of October 1, 1997, by and between IntegraMed America, a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("INMD") and MPD Medical Associates (MA), P.C., a professional corporation with its principal place of business at Deaconess-Waltham Hospital, Hope Ave., Waltham, Massachusetts 02254 ("PC"), and Patricia McShane, MD ("Physician /Officer")

                                    Recitals

         PC is a medical practice specializing in the practice of gynecology and the treatment of infertility, the utilization of in vitro fertilization and assisted reproductive technology services (including but not limited to the treatment of human infertility, gamete intra-fallopian tube transfer and zygote intra-fallopian transfers) and related andrology services [all of the foregoing are referred to collectively herein as "Infertility Services"].


         INMD is in the business of owning certain assets and providing management and administrative services to medical practices specializing in the provision of Infertility Services, and furnishing such medical practices with the necessary facilities, equipment, personnel, supplies and support staff in order to assist such medical practices in the business aspects of the practice of their discipline.

         PC entered into a management agreement with IVF America now known as IntegraMed America, Inc. ("INMD") dated January 1, 1996 (the "Management Agreement") pursuant to which IVFA, (now known as INMD), agreed to provide, among other things, certain management and administrative services to PC, an office site and a license to use certain Trade Names as defined in the Management Agreement.

         PC wishes to continue to engage INMD to provide such management, administrative and business services as are necessary and appropriate for the day-to-day administration of the nonmedical aspects of PC's medical practice, and INMD desires to provide such services upon all terms and conditions herein set forth. PC and INMD have determined the fair market value for the full complement of services rendered by INMD and have determined and agreed to a management fee that will allow PC and INMD to establish a relationship permitting each party to this agreement to devote its skills and expertise to the appropriate responsibilities and functions.

         PC and INMD desire to amend and restate the terms and conditions of the Management Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the PC hereby agrees to purchase from INMD the management and administrative services herein described and INMD agrees to provide such services on the terms and conditions provided herein.



                                    ARTICLE 1

                                   DEFINITIONS

         1.0 DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply:

         1.1 "Adjustments" shall mean adjustments for uncollectible accounts, discounts, contractual adjustments, professional courtesies and other activities that do not generate a collectible fee as reasonably determined by INMD's independent certified public accountant.

         1.2 "Base Management Fee" shall mean an annual fee paid by PC to INMD in an amount equal to 6% (six percent) of PC's annual Physician and Other Professional Revenues. The Base Management Fee shall include the cost of management services provided by INMD corporate staff to the PC, as more specifically described in Section 2.3.

         1.3 "Costs of Services" shall mean all ordinary and necessary expenses of PC and all direct ordinary and necessary operating expenses of INMD without mark-up, incurred in connection with the management of PC's medical practice, as more specifically described in Section 2.1.

         1.4 "Facilities" shall mean the medical office and clinical space of PC, including any satellite locations, related businesses and all medical group business operations of INMD, which are utilized by PC in its medical practice.

         1.5 "Fiscal Year" and "Calendar Year" shall mean the 12-month period beginning January 1 and ending December 31 of each year, and the term "bi-weekly draws" shall mean 26 annual pay periods.

         1.6 "Infertility Services" shall mean medical care in gynecology and the treatment of infertility, the utilization of in vitro fertilization and assisted reproductive technology services (including but not limited to the treatment of human infertility, gamete intra-fallopian tube transfer and zygote intra-fallopian transfers) and related andrology services provided by PC or any Physician Employee and Other Professional Employee.

         1.7 "Other Professional Employees" shall mean professional employees of PC who can not be employed by INMD due to any Massachusetts law or regulation.

         1.8 "Physician Employees" shall mean those individuals who are employees or shareholders of PC or are otherwise under contract with PC to provide professional services to PC patients and are duly licensed as physicians in the Commonwealth of Massachusetts.

         1.9 "Physician and Other Professional Revenues" shall mean all fees, whether received or accrued, and actually recorded each month (net of Adjustments) by or on behalf of PC as a result of professional medical services personally furnished to patients by Physician Employees and Other Professional Employees and other fees or income earned in their capacity as professionals, whether rendered in an inpatient or outpatient setting, including but not limited to, medical director fees or technical fees from medical ancillary services, consulting fees and speaking fees.

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         1.10  "Physician  Stockholders"  shall mean the physician or physicians who are stockholders of P.C.

         1.11 "Predistribution Earnings" ("PDE") shall mean Physician and Other Professional Revenue, less Cost of Services and Base Management Fee. "Base Year PDE" shall be the PDE earned during the Fiscal Year 1997. "Excess PDE" shall mean such portion of PDE allocated to the PC, which exceeds the Aggregate Physician Draws as delineated in Section 7.3 (C).

         1.12 "Revenues"   shall  mean  the  sum  of  all  Physician  and  Other
Professional Revenues.

         1.13 "Technical Employees" shall mean technicians who provide services to the P. C. All Technical Employees shall be INMD Employees.



                                    ARTICLE 2

                    COSTS OF SERVICES AND BASE MANAGEMENT FEE

         2.1 "Costs of Services" (as defined in Section 1.3 above) includes without limitation, the following costs and expenses, whether incurred by INMD or PC:

                  2.1.1  Salaries and fringe  benefits of all  employees of INMD working directly in the management, operation or administration (including, without limitation, Technical Employees) providing services at PC, along with payroll taxes or all other taxes and charges now or hereafter applicable to such personnel;

                  2.1.2 Expenses incurred in the recruitment of additional Physicians for PC, including, but not limited to employment agency fees, relocation and interviewing expenses and any actual out-of-pocket expenses of INMD personnel in connection with such recruitment effort;

                  2.1.3 Direct marketing expenses of PC, such as direct costs of printing marketing materials prepared by INMD;

                  2.1.4 Any sales and use taxes assessed against PC related to the operation of PC's medical practice;

                  2.1.5  Lease  payments,   depreciation   expense   (determined
         according  to  GAAP),  taxes  and  interest  directly  relating  to the
         Facilities and equipment, and other expenses of the Facilities described in Section 3.2, below;

                  2.1.6 Legal fees paid by INMD or PC to outside counsel in connection with matters specific to the operation of the PC such as regulatory approvals required as a result of the parties entering into this Agreement;

                  2.1.7    Fringe benefits provided to Physician Employees;

                  2.1.8 All insurance necessary to operate PC, including fire, theft, general liability and malpractice insurance for Physician Employees and the PC;

                  2.1.9 Professional licensure fees and board certification fees of Physician Employees and Other Professional Employees rendering Infertility Services on behalf of PC;

                  2.1.10 Membership in professional associations and continuing professional education for Physician Employees and Other Professional Employees;

                  2.1.11 The direct costs in maintaining a Quality Assurance Program described in Section 3.7 herein;

                  2.1.12 Cost of filing of fictitious name permits pursuant to this Agreement; and

                  2.1.13 The cost of medical supplies, including but not limited to drugs, pharmaceuticals, products, substances, items, laboratory supplies, office supplies, inventory and utilities; and


                                      - 3 -

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         2.2 Notwithstanding  anything to the contrary contained herein, Cost of
Services shall not include costs of the following:

                  2.2.1  PDE  of  the  PC  paid  to   Physician   Employees   or
         Stockholders or draws against PDE paid to such persons;

                  2.2.2 Costs or expenses not included in the annual budget prepared by INMD and approved by the Joint Practice Management Board pursuant to Section 3.4 herein, unless approved by such entities;

                  2.2.3    the Base Management Fee;

                  2.2.4 Any proportion of INMD's costs attributable to its operation of its corporate offices or payment of its officers or employees who work out of its corporate offices;

                  2.2.5 Any federal or state income taxes of INMD other than as provided above.

         2.3 "Base Management Fee" shall include all indirect costs of INMD and shall cover and include all legal, accounting, financial, marketing, management and administrative assistance provided by INMD corporate and regional staff which are not provided for in Section 2.1.


                                    ARTICLE 3

                       DUTIES AND RESPONSIBILITIES OF INMD

         3.1      MANAGEMENT SERVICES AND ADMINISTRATION.

                  3.1.1 PC hereby appoints INMD as its sole and exclusive manager and administrator of all of its day-to-day business functions and grants INMD all the necessary authority to carry out its duties and responsibilities pursuant to the terms of this Agreement. PC and only PC will perform the medical functions of its practice. INMD will have no authority, directly or indirectly, to perform, and will not perform, any medical function. INMD may, however, advise PC as to the relationship between its performance of medical functions and the overall administrative and business functioning of its practice. To the extent that they assist PC in performing medical functions, all Technical Employees provided by INMD shall be subject to the professional supervision of the PC.

                  3.1.2 INMD shall, on behalf of PC, bill patients and collect professional fees for Infertility Services rendered by PC at the Facility, outside the Facility for PC's hospitalized patients, and for all other Infertility Services rendered by any Physician Employee or Other Professional Employee. PC hereby appoints INMD for the term

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         hereof to be its true and lawful  attorney-in-fact,  for the  following purposes: (i) to bill patients in PC's name and on its behalf; (ii) to collect accounts receivable resulting from such billing in PC's name and on its behalf; (iii) to receive payments from insurance companies, prepayments received from health care plans, and all other third party payors; (iv) to take possession of and endorse in the name of PC (and/or in the name of any Physician Employee or Other Professional Employee rendering Infertility Services to patients of PC) any notes, checks, money orders, and other instruments received in payment of accounts receivable; and (v) to initiate the institution of legal proceedings in the name of PC to collect any accounts and monies owed to PC to enforce the rights of PC as creditor under any contract or in
         connection   with  the  rendering  of  any  service,   and  to  contest
         adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors.

                  3.1.3 INMD shall supervise and maintain (on behalf of PC) all files and records relating to the operations of the Facilities, including but not limited to accounting and billing records, patient medical records, and collection records. Patient medical records shall at all times be and remain the property of PC and shall be located at the Facilities and be readily accessible for patient care. INMD's management of all files and records shall comply with all applicable state and federal laws and regulations, including without limitation, those pertaining to confidentiality of patient records. The medical records of each patient shall be expressly deemed confidential and shall not be made available to any third party except in compliance with all applicable laws, rules and regulations. INMD shall have access to such records in order to provide the services hereunder, to perform billing functions, and to prepare for the defense of any lawsuit in which those records may be relevant. The obligation to maintain the confidentiality of such records shall survive termination of this Agreement. PC shall have unrestricted access to all of its records at all times.

                  3.1.4 INMD shall supply to PC all reasonably necessary clerical, accounting, bookkeeping and computer services, printing, postage and duplication services, medical transcribing services, and any other necessary or appropriate administrative services reasonably necessary for the efficient operation of PC's medical practice at the Facilities.

                  3.1.5 Subject to PC's prior approval, INMD shall design and implement an appropriate marketing and public relations program on behalf of PC, with appropriate emphasis on public awareness of the availability of Infertility Services from PC. The public relations program shall be conducted in compliance with applicable laws and regulations governing advertising by the medical profession. PC shall approve all advertising and marketing materials prior to use.

                  3.1.6 INMD shall assist PC in recruiting additional physicians, including such administrative functions as advertising for and identifying potential candidates, checking credentials, and arranging interviews; provided, however, PC shall interview and make the ultimate decision as to the suitability of any physician to become associated with PC All physicians recruited by INMD and accepted by PC shall be employees of or independent contractors to PC

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



                  3.1.7 INMD shall negotiate, but shall not enter into, and shall administer all managed care contracts on behalf of PC and shall consult with PC on all administrative matters relating thereto.

                  3.1.8 INMD shall arrange for legal and accounting services as may be reasonably required in the ordinary course of PC's operation, including the cost of enforcing any physician contract containing restrictive covenants. Nothing contained herein is intended to authorize INMD to settle any claim made by or against PC.

                  3.1.9 INMD shall negotiate for and cause premiums to be paid with respect to the insurance provided for in Article 11.

                  3.1.10 INMD shall take such other reasonable actions to collect fees and pay expenses of the Facilities in a timely manner as are deemed reasonably necessary to facilitate the operation of PC's medical practice at the Facilities.

         3.2 FACILITIES. INMD shall provide the office space, facilities and services necessary for the operation of PC's medical practice, as set forth in
Exhibit 3.2 hereto, including but not limited to, the use of the Facilities, all repairs, maintenance and improvements thereto, utility (telephone, electric, gas, water) services, customary janitorial services, refuse disposal and all other services reasonably necessary in conducting the Facilities' physical operations. INMD shall provide for the cleanliness of the Facilities, and timely maintenance and cleanliness of the equipment, furniture and furnishings located therein. INMD shall consult with PC regarding the condition, use and needs for the Facilities, equipment, services and improvements thereto.

         3.3       INMD REPRESENTATIVE AND OTHER PERSONNEL.

                  3.3.1 INMD REPRESENTATIVE. Subject to the approval of PC (not to be unreasonably withheld), INMD shall (1) hire and appoint a representative ["INMD Representative"], to be resident at the offices of the PC and subject to the direction of the INMD Corporate staff, to manage and administer all of the day-to-day business functions of the Facilities; and (2) determine the salary and fringe benefits paid to the INMD Representative. Under the direction, supervision and control of INMD, the INMD Representative, subject to the terms of this Agreement, shall implement the policies agreed upon by INMD and PC and shall generally perform the administrative duties assigned to the INMD Representative by INMD.

                  3.3.2 PERSONNEL. INMD shall provide non-professional support personnel and administrative personnel, clerical, secretarial, bookkeeping and collection personnel reasonably necessary for the efficient operation of PC at the Facilities. Such personnel shall be under the direction, supervision and control of INMD, with Technical Employees subject to the professional supervision of PC If PC is dissatisfied with the services of any person delivering non-professional services, PC shall consult with INMD. INMD shall in good faith determine whether the performance of that employee warrants termination. INMD's obligations to utilize non-professional personnel shall be governed by the overriding principle and goal of facilitating PC's provision of high quality medical care and laboratory services. INMD shall make every effort consistent with sound business practices to honor the specific requests of PC with regard to the assignment of INMD's employees.

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         3.4 FINANCIAL  PLANNING AND GOALS.  INMD shall prepare for the approval of PC annual capital and operating budgets reflecting the anticipated revenues and expenses, sources and uses of capital for growth of PC's practice and for the provision of Infertility Services at the Facilities. INMD shall present the budgets to PC for its approval at least thirty (30) days prior to the commencement of each Fiscal Year. INMD shall specify the targeted profit margin for PC's practice at the Facilities which shall be reflected in the overall budget.

         3.5 FINANCIAL STATEMENTS. INMD shall prepare annual financial statements for operations of PC at the Facilities within ninety (90) days of the close of the Fiscal Year. INMD shall prepare monthly financial statements containing a balance sheet and statement of operations, which shall be delivered to the PC within thirty (30) days after the close of each calendar month.

         3.6 INVENTORY AND SUPPLIES. INMD shall order and purchase inventory and supplies, and such other materials which are requested by PC to enable the providers to deliver Infertility Services in a cost-effective manner.

         3.7  QUALITY  ASSURANCE.   INMD  shall  assist  PC  in  fulfilling  its
obligations to maintain a Quality Assurance Program and in meeting the goals and standards of such program.

         3.8 RISK MANAGEMENT. INMD shall assist PC in the development of a Risk Management Program and in meeting the standards of such program.

         3.9 PERSONNEL POLICIES AND PROCEDURES INMD shall develop personnel policies, procedures and guidelines, to govern office behavior, protocol and procedure, designed to insure that the work site(s) of the PC observe all laws and guidelines related to employment and human resources.

         3.10 LICENSES AND PERMITS INMD shall, on behalf of and in the name of the PC, coordinate and assist the PC in its application for and efforts to obtain and maintain all federal state and local licenses, certifications and regulatory permits required for or in connection with the operation of the PC and equipment located at the Facilities, other than those relating to the practice of medicine or the administration of drugs by Physician Employees. INMD has previously and shall grant PC a license to use the name "Reproductive Science Center" on any licenses.


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                                    ARTICLE 4

                        DUTIES AND RESPONSIBILITIES OF PC

         4.1 PROFESSIONAL SERVICES. PC shall provide Infertility Services to patients in compliance at all times with applicable ethical standards, laws and regulations applying to the practice of medicine in the Commonwealth of Massachusetts. PC shall ensure that each Physician Employee, Other Professional Employee and any other professional provider associated with PC is duly licensed to provide the services being rendered within the scope of such provider's practice. In addition, PC shall require each Physician Employee to maintain a DEA number and appropriate medical staff privileges as determined by PC during the term of this Agreement and to obtain board certification in Reproductive Endocrinology within five (5) years of a Physician Employee's completion of an accredited training program. In the event that any disciplinary actions or medical malpractice actions are initiated against any such physician or other professional provider, PC shall promptly inform the INMD Representative of the underlying facts and circumstances of such action.

         4.2 MEDICAL PRACTICE. PC shall use and occupy the Facilities exclusively for the purpose of providing Infertility Services and shall comply with all applicable laws and regulations and all applicable standards of medical care. The medical practice conducted at the Facilities shall be conducted solely by physicians employed by or serving as independent contractors to PC. PC shall require that Physician Employees work the number of professional days referenced in each Physician's Employment Agreements (upon which INMD has relied) and shall assign equitable shares of weekend "on call" hours to each Physician Employee so as to provide weekend coverage to patients of the PC. No other physician or medical practitioner shall be permitted to use or occupy the Facilities without the prior written consent of INMD, except in the case of a medical emergency, in which event, notification shall be provided to INMD as soon after such use or occupancy as possible.


         4.3      DIRECTION OF PRACTICE

                  4.3.1 PC, as a continuing condition of INMD's obligations under this Management Agreement, shall at all time during the Term be and remain legally organized and operated to provide Infertility Services in a manner consistent with state and federal laws.

                  4.3.2 PC shall operate and maintain at the Facilities a full time practice of medicine specializing in the provision of Infertility Services and shall maintain and use diligent efforts to enforce Physician Employment Agreements substantially in the form attached hereto as Exhibit 4.3 ["Employment Agreement"] or in such other form as is mutually agreed to by the PC and INMD in writing. PC covenants that it shall not employ any physician, or have any physician as a shareholder, unless said physician shall sign such Employment Agreement prior to assuming the status as employee and/or shareholder. PC covenants that should a physician become a shareholder of the PC, that a condition precedent to the issuance of the shares shall be the ratification of this Management Agreement.

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


                  4.3.3 PC shall not (except for cause) terminate the Employment Agreement(s) of any Physician or Shareholder, without two months written notice to INMD. PC shall not amend or modify the Employment Agreements in any material manner, nor waive any material rights of the PC thereunder without the prior written approval of INMD. PC covenants to use diligent efforts to enforce the terms of each Physician Employment Agreement, including but not limited to any covenants not to compete and other terms confirming a Physician-Employee's commitment to practice medicine solely through the PC for a specified number of years. In addition, in the exercise of INMD's sole discretion, if the PC fails to diligently pursue the enforcement of its rights against a Physician-Employee, INMD shall have the right, but not the obligation, to direct, initiate or join in a lawsuit to enforce the provisions of any Employment Agreement and PC shall assign its rights and remedies against such Physician-Employee upon the request of INMD.

                  4.3.4 Recognizing that INMD would not have entered into this Management Agreement but for the PC's covenant to maintain and enforce Employment Agreements with Physicians now employed or Physicians who may hereafter become employees of the PC, and in reliance upon such physicians' observance and performance of all of the obligations under the Employment Agreements, any damages, liquidated damages, compensation, payment or settlement ["Damages"] received by the PC from a Physician whose employment is terminated, shall be paid to INMD.

                  4.3.5 PC shall retain that number of Physician Employees as are reasonably necessary and appropriate for the provision of Infertility Services. However, PC shall hire Physicians ["Incoming Physician"] only (1) with the consent, not to be unreasonably withheld, of INMD, and (2) after the PC and INMD have mutually determined the compensation of such Incoming Physician. Each Incoming Physician shall be licensed to practice medicine in Massachusetts, and shall be competent in the practice of obstetrics and gynecology, including the subspecialty of infertility and assisted reproductive medicine. PC shall be  responsible  for paying the  compensation  and  benefits,  as applicable, for all Physician Employees, and for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable law. INMD may, on behalf of the PC, establish and administer the compensation with respect to such Physician Employees in accordance with the written agreement between the PC and each Physician Employee. INMD shall neither control nor direct any Physician in the performance of Infertility Services for patients.


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                  4.3.6  PC  shall   insure   that   Physician   Employees   and
         Professional Employees provide patient care and clinical backup as required to insure the proper provision of services to patients of the PC at the Facilities, and/or such other locations as shall be mutually agreed to by PC and INMD. PC shall insure that its Physician Employees and Professional Employees devote appropriate professional time, effort and ability to PC's practice, including the provision of Infertility Services and the development of such practice.

                  4.3.7 PC covenants to use diligent efforts to cooperate with INMD in order to obtain necessary licenses. INMD shall be primarily responsible for pursuing, in behalf of, and in the name of, the PC, any and all necessary licenses to operate the laboratory and tissue bank services existing on the date hereof at the Facilities.

                  4.3.8 PC acknowledges that it bears all medical obligations to patients treated at the facilities and covenants that it is responsible for all tissue, specimens, embryos or biological material ["Biological Materials"] kept at the Facilities on behalf of the patients (or former patients) of the PC. In the event of a termination or dissolution of the PC, or the termination of this Management Agreement for any reason, the PC and its members shall have the obligation to account to patients and to arrange for the storage or disposal of such Biological Materials in accordance with patient consent and the ethical guidelines of the American Society of Reproductive Medicine ["Relocation Program"]. INMD, in such event, shall, at the request of the PC, assist in the administrative details of such a Relocation Program for so long as the PC shall request and the Management Fee shall be paid during that time. These obligations shall survive the termination of this Agreement.

                  4.3.9 PC covenants not to liquidate or dissolve as a Professional Corporation except on six months prior written notice to INMD. In the event that any liquidation or dissolution of the PC occurs, for a reason other than the death or disability of all of the shareholders, the PC, and its individual shareholders, shall indemnify INMD for: (a) the actual costs of maintaining the facilities and any reasonably necessary Professional Employees during a Relocation Program (Section 4.3.8); (b) legal costs for relicensing; (c) recruitment of other physicians to assume the Practice; and (d) any damages, costs, liabilities, including reasonable attorneys fees, arising out of the result of claims, suits, causes of action or proceedings, brought by a patient of the PC having an interest in any Biological Materials kept at the Facilities. These obligations shall survive the termination of this Management Agreement.

                  4.3.10 PC shall undertake and use its best efforts to locate physicians who, in PC's judgment, possess the credentials and expertise necessary to enable such physician candidates to become affiliated with PC for the purpose of providing Infertility Services.

         4.4 CONTINUING MEDICAL EDUCATION . PC shall require its Physician Employees and Other Professional Employees to participate in such continuing medical education as PC deems to be reasonably necessary for such Physicians or Other Professional Employees to remain current in the provision of Infertility Services.

         4.5 PROFESSIONAL INSURANCE ELIGIBILITY. PC shall require its Physician Employees and Professional Employees to participate in such risk management program as PC deems to be reasonably necessary in order to cooperate with its insurers and minimize risk.

         4.6 PRACTICE DEVELOPMENT, COLLECTION EFFORTS AND NETWORK INVOLVEMENT. PC agrees that during the term of this Agreement PC covenants for itself and will use its diligent efforts to cause its Physician Employees and Professional Employees to:

                  4.6.1 Execute such documents and take such steps reasonably necessary to assist billing and collecting for patient services rendered by PC and its Physician Employees and Professional Employees;

                  4.6.2  Promote  PC's  medical   practice  and  participate  in
         marketing efforts developed by INMD; and

                  4.6.3 Participate in reasonable INMD network activities and programs.

         4.7 PERSONNEL POLICIES. PC covenants for itself and will use diligent efforts to cause its Physician Employees and other Professional Employees to comply with reasonable personnel policies and guidelines developed for the practice of the PC by INMD, which shall include administrative protocols and policies designed to insure that the work sites complies with all applicable laws and regulations, federal and state.



                                    ARTICLE 5

                              LICENSE OF INMD NAME

         5.1 GRANT OF LICENSE. INMD hereby grants to PC a revocable and non-assignable license for the term of this Agreement to use the name REPRODUCTIVE SCIENCE CENTER and any other service names, trademark names and logos of INMD (the "Trade Names") in conjunction with the provision of Infertility Services by PC at the Facilities. PC agrees to practice medicine, at all locations, under the name Reproductive Science Associates, or Reproductive Science Center. Notwithstanding the License granted to PC hereunder, INMD retains the absolute right to use and license the Trade Names to others.

         5.2 FICTITIOUS NAME PERMIT. If necessary, PC shall file or cause to be filed an original, amended or renewal application with an appropriate regulatory agency to obtain a fictitious name permit which allows PC to practice at the Facilities under the Trade Names and shall take any other actions reasonably necessary to procure protection of or protect INMD's rights to the Trade Names. INMD shall cooperate and assist PC in obtaining any such original, amended or renewal fictitious name permit.

         5.3 RIGHTS OF INMD. PC acknowledges INMD's exclusive right, ownership, title and interest in and to the Trade Names and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the Trade Names, PC shall not in any manner represent that it has any ownership interest in the Trade Names, and PC's use shall not create in PC's favor any right, title, or interest in or to the Trade Names other than the right of use granted hereunder, and all such uses by PC shall inure to the benefit of INMD. PC shall notify INMD immediately upon becoming aware of any claim, suit or other action brought against it for use of the Trade Names or the unauthorized use of the Trade Names by a third party. PC shall not take any other action to protect the Trade Names without the prior written consent of INMD. INMD, if it so desires, may commence or prosecute any claim or suit in its own name or in the name of PC or join PC as a party thereto. PC shall not have any rights against INMD for damages or other remedy by reason of any determination of INMD not to act or by reason of any settlement to which INMD may agree with respect to any alleged infringements, imitations or unauthorized use by others of the Trade Names, nor shall any such determination of INMD or such settlement by INMD affect the validity or enforceability of this Agreement.

         5.4      RIGHTS IN TRADE NAME UPON TERMINATION.

                  5.4.1 Upon  termination  or expiration of this  Agreement,  PC shall: (i) within 30 days of the termination or expiration, cease using the Trade Names in all respects and refrain from making any reference on its letterhead or other publicly-disseminated information or material to its former relationship with INMD; and (ii) take any and all actions required to make the Trade Names available for use by any other person or entity designated by INMD.

                  5.4.2 PC's failure (except as otherwise provided herein) to cease using the Trade Names at the termination or expiration of this Agreement will result in immediate and irreparable damage to INMD and to the rights of any licensee of INMD. There is no adequate remedy at law for such failure. In the event of such failure, INMD shall be entitled to equitable relief by way of injunctive relief and such other relief as any court with jurisdiction may deem just and proper.
         Additionally, pending such a hearing and the decision on the application for such permanent injunction, INMD shall be entitled to a temporary restraining order, without prejudice to any other remedy available to INMD. The remedies hereunder shall be at the expense of PC and shall be a Cost of Services.

                                    ARTICLE 6

                             FINANCIAL ARRANGEMENTS

         6.1 COMPENSATION. The compensation set forth in this Article 6 is being paid to INMD in consideration of the substantial commitment made and services to be rendered by INMD hereunder and is fair and reasonable. INMD shall be paid the following amounts:

                  6.1.1 an amount reflecting all Costs of Services (whether incurred by INMD or PC) paid or recorded by INMD pursuant to the terms of this Agreement;

                  6.1.2 during each year of this Agreement, a Base Management Fee of an amount equal to six percent (6%) of the Revenues;

                  6.1.3 an additional service fee ["Service Fee"] which shall be calculated in accordance with the PDE allocation formula set forth in
         Article 7 hereof (items 6.1.1, 6.1.2 and 6.1.3 are hereafter referred to as "Compensation").

         6.2      ACCOUNTS RECEIVABLE.

                  6.2.1 On or before the 15th business day of each month, INMD shall reconcile the accounts receivable of PC arising during the previous month. Subject to the terms and conditions of this Agreement, PC hereby sells and assigns to INMD as absolute owner, and INMD hereby purchases from PC all accounts receivables hereafter owned by or arising in favor of PC. All accounts receivables are sold on a full recourse basis. Accounts receivable are defined as all rights to payment for services rendered or goods sold, accounts, receivables, contract rights, chattel paper, documents, instruments and other evidence of patient indebtedness to PC, policies and certificates of insurance relating to any of the foregoing, and all rights to payment, reimbursement or settlement or insurance or other medical benefit payments assigned to PC by patients or pursuant to any preferred provider, HMO, capitated payment agreements or other agreements between PC and a payer, recorded each month (net of adjustments) on the books of PC (collectively "Receivables"). INMD shall transfer or pay such amount of funds to PC equal to the Receivables less the Compensation due to INMD pursuant to Section 6.1 and its subparts. In addition, INMD shall transfer any amounts for Costs of Services paid or to be paid directly by PC. PC shall cooperate with INMD in connection with the sale of such Receivables, not take any action or do anything to impair INMD's rights to the Receivables and execute all necessary documents in connection with the purchase and assignment of such Receivables to INMD or, at INMD's option, its lenders.

                  6.2.2 All collections with respect to the Receivables shall be deposited in a bank account at a bank designated by INMD. To the extent that PC or any of its physicians comes into possession of any payments relative to the Receivables, PC shall direct and cause its physicians to direct such payments to INMD.

         6.3 ADVANCES. Subject to the provisions of Article 7 hereof, INMD shall, in its sole discretion, advance funds to PC, with the consent of PC, to provide new services, utilize new technologies, provide working capital or fund mergers with other physicians or physician groups into PC (collectively referred to as an "Advance"). The acceptance of any Advances shall constitute consent by the PC.

                  6.3.1 Subject to the provisions of Article 7, any Advance shall be a debt owed to INMD by PC and shall have payment priority over PDE distribution to PC. Allocations of PDE shall be made pursuant to
         Article 7, and any Advance repayable to INMD shall within 60 days after the advance, be repaid, and accordingly deducted, from the PC's share of PDE either as a lump sum payment, or installments as agreed to by INMD.

                  6.3.2 Except as provided by the provisions of Article 7, interest expense will be charged for funds advanced and will be computed at the Prime Rate used by INMD's primary bank in effect at the time of the Advance.

                  6.3.3 Commencing with the Effective Date of this Agreement, the Advances made to the PC by INMD under the prior INMD-PC Management Agreement dated January 11, 1996 ["Prior Agreement"] in the amount of $106,372.00 (one hundred and six thousand, three hundred and seventy two dollars) shall first be repaid to INMD from eighty percent (80%) of the PC's share(s) of Excess PDE, as that term is used in Article 7, during the term of this Agreement, until the Advance is completely repaid. The remaining twenty percent (20%) of the PC's share(s) of Excess PDE shall be utilized for payment to Thomas Toth, M.D., unless he shall not be employed by the PC, in which case it shall be used in the precise same manner as the eighty percent.



                                    ARTICLE 7

                             PDE ALLOCATION FORMULA

         7.1 PDE, as defined in Article 1, section 1.11, shall be allocated pursuant to the provisions (and subdivisions) of this Article 7.

         7.2      PDE shall be allocated, between INMD and PC, as follows:

                  1. PDE between $0.00 (zero dollars) and $2,000,000 (two million dollars), shall be allocated forty percent (40%) to the PC and sixty percent (60%) to INMD.

                  2. Thereafter, the incremental PDE between $2,000,000 (two million dollars) and $2,500,000 (two million five hundred thousand dollars), shall be allocated fifty percent (50%) to the PC and fifty percent (50%) to INMD.

                  3. Thereafter, the incremental PDE between $2,500,000 (two million five hundred thousand dollars) and $3,000,000 (three million dollars), shall be allocated sixty percent (60%) to the PC and forty percent (40%) to INMD.

                  4. Thereafter, the incremental PDE between $3,000,000 (three million dollars) and $3,500,000 (three million five hundred thousand dollars), shall be allocated seventy percent (70%) to the PC and thirty percent (30%) to INMD.

                  5. Thereafter, the incremental PDE greater than $3,500,000 (three million five hundred thousand dollars), shall be allocated seventy-five percent (75%) to the PC and twenty-five percent (25%) to INMD.

         7.3 INMD shall provide certain funding to the PC, for the purpose of physician draws as against PDE, under the following terms and conditions:

         A. During the term of this Management Agreement, INMD shall make Advances, as necessary, pursuant to Section 6.3 of this Agreement, to enable PC to fund bi-weekly draws against PDE, for Dr. Thomas Toth ["Toth"] and Dr. Patricia McShane [McShane"] so long as Toth and/or McShane shall be employed by the PC as follows:

                  1. Dr. Toth shall receive bi-weekly draws based on an aggregate annualized salary of $250,000 (two hundred and fifty thousand dollars) for the period between the Effective Date of the Employment Agreement between the PC and Toth and December 31, 1999; thereafter, from January 1, 2000 and in subsequent years, bi-weekly draws shall be based on an aggregate annualized salary of $200,000 (two hundred thousand dollars) ["Toth Draw(s)"]. The Toth Draws represent compensation based upon a five (5) day work week and an equitable portion of "weekend call" hours.

                  2. Dr. Patricia McShane shall receive bi-weekly draws based on an aggregate annualized salary of $205,000 (two hundred and five thousand dollars) for the period between the Effective Date of this Agreement and December 31, 1998; thereafter, commencing January 1, 1999, in subsequent years bi-weekly draws shall be based on an aggregate annualized salary of $175,000 (one hundred and seventy five thousand dollars) ["McShane Draw(s)"]. The McShane Draws represent compensation based upon a four (4) day work week and an equitable portion of "weekend call" hours.

                  3. In the event that, at the end of any Fiscal Year, the PC's portion of PDE is insufficient to repay INMD the Advances made for the Toth Draw(s) and/or the McShane Draw(s), such Advances shall be forgiven and neither the PC, Toth nor McShane shall owe INMD any monies thereon.

         B. During the term of this Management Agreement (subject to section D below), INMD shall make Advances, as necessary, pursuant to Section 6.3 of this Agreement, to fund bi-weekly draws against PDE, for the following Physician Employee(s) as are actually employed by the PC as follows:

                  1. A part time (two days a week) physician, to be paid an aggregate annualized salary (or any portion thereof) of $100,000 (one hundred thousand dollars) for the period between the Effective Date of this Agreement and December 31, 1998. Thereafter, commencing January 1, 1999, in subsequent years bi-weekly draws shall be based upon an aggregate annualized salary of $70,000 (seventy thousand dollars). It is understood that, as of the Effective Date of this Agreement, such physician will be Peter
                           M. Martin, M.D.

                  2. A full time (5 day a week) physician, to be paid an aggregate annualized salary (or any portion thereof) of $180,000 (one hundred and eighty thousand dollars) for the period between the Effective Date of this Agreement and December 31, 1998. Thereafter, commencing January 1, 1999, in subsequent years bi-weekly draws shall be based upon an aggregate annualized salary of $175,000 (one hundred and seventy-five thousand dollars). It is understood that, as of the Effective Date of this Agreement, such physician will be Isaac Z. Glatstein, M.D.

                  3. A full time (5 day a week) physician, to be paid an aggregate annualized salary (or any portion thereof) of $210,000 (two hundred and ten thousand dollars) for the period between the Effective Date of this Agreement and December 31, 1998. Thereafter, commencing January 1, 1999, in subsequent years bi-weekly draws shall be based upon an aggregate annualized salary of $175,000 (one hundred and seventy-five thousand dollars). It is understood that, as of the Effective Date of this Agreement, such physician will be Samuel Pang, M.D.

                  4. An aggregate annualized salary (or any portion thereof) of $150,000 (one hundred and fifty thousand dollars) only for the period between the Effective Date of this Agreement and February 28, 1998 the expiration of the current Employment Agreement between Daniel Tulchinsky, M.D., Dr. Tulchinsky to perform Infertility Services on behalf of the PC pursuant to the terms of such Employment Agreement.

                  5. In the event that a physician, as described in any of the subsections (1-4) above is not employed by the PC, INMD shall not have the obligation to make advances for the draw described for such physician.

                  6. In the event that any of the Physicians described in Sections 7.3 (A) and (B)(1) - (4) shall work less than the amount described (which shall include an equitable share of "weekend call" hours), then the stated draws shall be proportionately reduced, and INMD's obligation to fund such draws shall be similarly proportionately reduced.

         C. The draws against PDE enumerated above in subsections A and B shall hereinafter be known, in the collective, as "Aggregate Physician Draw(s)".

         D. In the event that the Aggregate Physician Draws actually paid to Physician Shareholders and/or Physician Employees shall, for two successive quarters, represent a sum of money in excess of forty percent (40%) of the actual PDE earned by the Practice in such quarters ["Successive Quarters"], then the obligations of INMD, under paragraphs A and B shall be amended upon the following terms and conditions:

                  1. INMD shall, at the conclusion of any such Successive Quarters provide written notice to the PC, in the form and by the method of delivery detailed in
                           Section 13.11, that commencing six months thereafter ["Amendment Date"], it shall no longer fund Aggregate Physician Draws beyond forty percent (40%) of actual PDE earned during any Quarter.

                  2. Commencing with the Amendment Date, INMD shall fund Aggregate Physician Draws only to the extent that such Aggregate Physician Draws represent forty percent (40%) of actual PDE earned during any Quarter. Advances for Aggregate Physician Draw(s) made during the Successive Quarters and Prior to the Amendment Date, shall be forgiven and neither the PC nor the Individual Physician Employee shall owe INMD any monies thereon. Notwithstanding anything contained in subsection D, INMD's obligations with respect to the Toth Draw and the McShane Draw, as delineated in 7.3(A)(1)-(3) above, shall not be altered in any manner.



                                    ARTICLE 8

                                TERM AND RENEWAL

         8.1 The term of this Agreement shall begin October 1, 1997 ["Effective Date"] and shall expire ten (10) years after such date unless earlier terminated pursuant to Article 9 below. This Agreement may be renewed by either party, if within the period of 180 days prior to the date of expiration one party gives notice to the other of its intention to continue this Agreement under the same terms and conditions as set forth herein or under such different terms and conditions as particularly set forth in the written notice and further providing that the other party has 30 days from the date of notice to accept, reject or modify the offer. If within 30 days the other party does not respond or by written notice accepts, this Agreement shall continue for an additional 10 years under the terms and conditions as provided in the notice. In the event the offer is not accepted, the parties agree to negotiate, in good faith, a renewal of this Agreement under terms and conditions acceptable to each party.

                                    ARTICLE 9

                          TERMINATION OF THE AGREEMENT

         9.1      TERMINATION .

         This Agreement shall be terminated by either party in the event of the following:

                  9.1.1 INSOLVENCY. If a receiver, liquidator or trustee of either party shall be appointed by court order, or a petition to reorganize shall be filed against either party under any bankruptcy, reorganization or insolvency law, and shall not be dismissed within 90 days, or either party shall file a voluntary petition in bankruptcy or make assignment for the benefit of creditors, then the other party may terminate this Agreement upon 10 days prior written notice to the other party.

                  9.1.2 MATERIAL BREACH. If either party shall materially breach its obligations hereunder, then the other party may terminate this Agreement by providing 30 days prior written notice to the breaching party detailing the nature of the breach, provided that the breaching party shall not have cured the breach within such 30 day period, or, with respect to breaches that are not curable within such 30 day period, shall not have commenced to cure such breach within such 30 day period and thereafter shall not have cured the breach with the exercise of due diligence.

                  9.1.3 ILLEGALITY. (a) Subject to the provisions of Section 9.1.3(b) hereof, either party may terminate this Agreement (as amended, if necessary) immediately upon receipt of final notification by any local, state or federal agency or court of competent jurisdiction that the conduct contemplated by this Agreement is forbidden by law; except that this Agreement shall not terminate during such period of time as either party contests such notification in good faith and the conduct contemplated by this Agreement is allowed to continue during such contest.

                           (b) The PC and INMD agree to make such amendments to this Agreement as necessary to conform with any regulatory ruling or advisory opinion, provided that any such amendments are not materially to the PC's financial detriment.

                           (c) If any governing regulatory agency asserts that the services provided by INMD under this Agreement (as amended pursuant to subsection (b) hereof) are unlawful or that the practice of medicine by PC as contemplated by this Agreement requires a certificate of need, and any such assertion is not contested (or if contested, the agency's assertion is found to be correct by a court of competent jurisdiction and no appeal is taken, or if any appeals are taken and the same are unsuccessful), this Agreement shall thereupon terminate with the same force as if such termination date was the date originally specified in this Agreement as the date of final expiration of the terms of this Agreement.

                  9.1.4 ECONOMIC INFEASIBILITY. (a) Either party may terminate this Agreement upon 90 days prior written notice to the other party in the event that the provision of Infertility Services as contemplated by this Agreement is no longer economically feasible for any reason, including, without limitation, due to technological obsolescence of the Infertility Services, adverse modification of the reimbursement system materially affecting payment for such services, or adverse change in the applicable laws or regulations materially affecting the delivery of Infertility Services.

                           (b) INMD may terminate this Agreement, upon six months written notice, should the INMD portion of PDE diminish, from the Base Year PDE as defined in Section 1.11, by thirty-five percent (35%) in any one (1) Fiscal Year.

         9.2 TERMINATION BY INMD FOR PROFESSIONAL DISCIPLINARY ACTIONS. INMD may terminate this Agreement upon 10 days prior written notice to PC if either of the medical license(s) of Patricia McShane (President of PC) or Thomas L. Toth (Medical Director) is suspended, revoked, materially limited, or not renewed.



                                   ARTICLE 10

                             RIGHTS UPON TERMINATION

         10.1 If this Agreement is terminated for any reason, then INMD and the PC agree as follows:

                  (1) PC shall purchase, and INMD shall sell, any fixed assets including, the equipment, furniture, supplies and fixtures, at the net book value determined in accordance with generally accepted accounting principles consistently applied as to the date of termination.

                  (2) PC shall assume all leases for offices and equipment used directly for the management and operation of the PC's business, or if assumption is not permitted, make all payments called for by such leases, to INMD.

                  (3) PC shall notify, within 30 days of the date of termination, all patients with Biological Materials in storage at the Facility, that INMD will no longer provide management services and that the care and custody of such Biological Materials rests solely with the PC. The form of such notification shall be with the consent of INMD (such consent not to be unreasonably withheld).

                  (4) Repay any indebtedness, owned to INMD as the result of Advances or Service Fees.



                                   ARTICLE 11

                                   INSURANCE

         11.1 INMD shall carry professional liability insurance, covering itself and its employees providing services under this Agreement in the minimum amount of $1 million per incident, $3 million in the aggregate, at its own expense. INMD shall also carry a policy of public liability and property damage insurance with respect to the Facilities under which the insurer agrees to indemnify INMD against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages customarily included within the coverage of such policies of insurance available for INMD. The minimum limits of liability of such insurance shall be $1 million combined single limit covering bodily injury and property damage. If possible under the terms of the insurance coverage, PC shall be named as an additional insured on INMD's public liability and property damage insurance policies. A certificate of insurance evidencing such policies shall be presented to PC within thirty (30) days after the execution of this Agreement.

         11.2 PC shall carry professional liability insurance covering PC and PC's employees in the amount of , at least, $1 million per incident, $3 million in the aggregate. Certificates of insurance evidencing such policies shall be presented to INMD within thirty (30) days after the execution of this Agreement. Failure to provide such certificates within such period shall constitute a material breach by PC hereunder.

         11.3 PC and INMD shall provide written notice to the other at least ten
(10) days in advance of the effective date of any reduction, cancellation or termination of the insurance required to be carried by each hereunder.

                                   ARTICLE 12

                      NON-SOLICITATION AND NON-COMPETITION

         12.1 The PC recognizes and acknowledges that INMD will incur substantial costs in providing the equipment, support services, personnel, management, administration and other services that are the subject of this Agreement. The parties also recognize that the services to be provided by INMD will be feasible only if the PC operates an active practice to which the Physician Employees devote their full professional time and attention. PC agrees that the non-competition and non-solicitation covenants described hereunder are necessary for the protection of INMD, and that INMD would not enter this Agreement without the following covenants:

                           (a) During the term of this Agreement, PC and any business entity of which Physician/Owner is a principal or employee ["Covenanting Parties"] shall not establish, operate or provide Infertility Services at a medical office, clinic or other health care facility other than as provided for in this Agreement.

                           (b) During the Term of this Agreement, and for a period of two years from the date it is terminated, Covenanting Parties shall not directly or indirectly own, manage, operate, control, contract with, be associated with or lend its or its shareholders' names to, the provision or marketing of Infertility Services, within a 20 mile radius of the Facilities ["Service Area"], if an entity using the name "Reproductive Science Center", or any INMD Trade Name, continues to operate in the Service Area.

                           (c) During the term of this Agreement, and for two years from the date of termination, PC shall not hire, attempt to hire, contract or solicit for hiring or consultancy, any employee of INMD, or form a corporation, partnership or joint venture or other entity with any such employee, who is currently employed by INMD or had been employed by INMD within one (1) year prior to the termination of this Agreement.



                                   ARTICLE 13

                        JOINT DUTIES AND RESPONSIBILITIES

         13.1 FORMATION AND OPERATION OF JOINT PRACTICE MANAGEMENT BOARD. INMD and PC will establish a Joint Practice Management Board which will be responsible for developing management and administrative policies for the overall operation of PC. The Joint Practice Management Board will consist of (1) designated management representative(s) from INMD, (2) the PC President and Medical Director and (3) such other practice physicians as appointed by the PC President and Medical Director [(2) and (3) collectively the PC Representative]. In the case of any matter requiring a formal vote, the PC Representatives shall collectively have one (1) vote and the INMD Representatives shall likewise have, collectively, one (1) vote, and action shall require unanimous consent.

         13.2 DUTIES AND RESPONSIBILITIES OF THE JOINT POLICY BOARD. The Joint Practice Management Board shall have the following duties and responsibilities:

                  13.2.1 ANNUAL BUDGETS. All annual capital and operation budgets prepared by INMD shall be subject to the review, amendment, approval and/or disapproval of the Joint Practice Management Board.

                  13.2.2 CAPITAL IMPROVEMENTS AND EXPANSION. Except as otherwise provided herein, any renovation and expansion plans, and capital equipment expenditures with respect to PC shall be reviewed and approved by the Joint Practice Management Board and shall be based upon the best interests of PC, and shall take into account capital priorities, economic feasibility, physician support, productivity and then current market and regulatory conditions.

                  13.2.3 ADVERTISING BUDGET. All annual advertising and other marketing budgets prepared by INMD shall be subject to the review, amendment, approval and disapproval of the Joint Practice Management Board.

                  13.2.4 PATIENT FEES. The Joint Practice Management Board shall review and approve the fee schedule for all physician and ancillary services rendered by PC.

                  13.2.5 ANCILLARY SERVICES. The Joint Practice Management Board shall approve ancillary services rendered by PC.

                  13.2.6 PROVIDER AND PAYER RELATIONSHIPS. Decisions regarding the establishment or maintenance of relationship with institutional health care providers and payers shall be made by the Joint Practice Management Board in consultation with PC; provided, however, that unanimous consent of PC designated members of the Joint Practice
         Management Board shall be necessary to discontinue any existing PC institutional relationship.

                  13.2.7 STRATEGIC PLANNING. The Joint Practice Management Board shall develop long-term strategic plans, from time to time.

                  13.2.8 PHYSICIAN HIRING. The Joint Practice Management Board shall determine, except as otherwise provided for herein, the number and type of physicians required for the efficient operation of PC. The approval of the Joint Practice Management Board shall be required for any modifications to the restrictive covenants contained in any physician agreement.

                  13.2.9 PROVIDER CONTRACTS. The Joint Practice Management Board shall approve, disapprove, or amend all managed care, PPO, HMO, Medicare risk and other provider contracts negotiated by INMD.

                  13.2.10 INMD REPRESENTATIVE. The selection and retention of the INMD Representative pursuant to Section 3.3.1 by INMD shall be subject to the reasonable approval of the Joint Practice Management Board. If PC is dissatisfied with the services provided by the INMD Representative, PC shall consult with INMD who shall, in good faith, determine whether the performance of the INMD Representative could be brought to acceptable levels through counsel and assistance, or whether the INMD Representative should be terminated. PC acknowledges that the removal of an INMD Representative is likely to involve financial and other commitments on the part of INMD that were undertaken after that individual's approval by PC. Therefore, the decision to remove an INMD Representative shall rest with INMD.



                                   ARTICLE 14

                                  MISCELLANEOUS

         14.1 INDEPENDENT CONTRACTOR. INMD and PC are independent contracting parties. In this regard, the parties agree that the relationship between INMD and PC is that of an independent supplier of non-medical services and a medical practice, respectively, and, unless otherwise provided herein, nothing in this Agreement shall be construed to create a principal-agent, employer-employee, or master-servant relationship between INMD and PC.

                  14.1.1 Notwithstanding the authority granted to INMD herein, INMD and PC agree that PC shall retain the full authority to direct all of the medical, professional, and ethical aspects of its medical practice;

                  14.1.2 Any powers of PC not specifically vested in INMD by the terms of this Agreement shall remain with PC;

                  14.1.3 PC shall, at all times, be the sole employer of the Physician Employees, the Other Professional Employees and all other professional personnel engaged by PC in connection with the operation of its medical practice at the Facilities, and shall be solely responsible for the payment of all applicable federal, state or local withholding or similar taxes and provision of workers' compensation and disability insurance for such professional personnel;

                  14.1.4 Neither party shall have the right to participate in any benefits, employment programs or plans sponsored by the other party on behalf of its employees, including, but not limited to, workers' compensation, unemployment insurance, tax withholding, health insurance, life insurance, pension plans or any profit sharing arrangement;

                  14.1.5 In no event shall either party be liable for the debts or obligations of the other except as otherwise specifically provided in this Agreement; and

                  14.1.6 Matters involving the internal agreements and finances of PC, including but not limited to the distribution of professional fee income among Physician Employees and Other Professional Employees who are providing professional services to patients of PC, and other employees of PC, disposition of PC property and stock, accounting, tax preparation, tax planning, and pension and investment planning (and expenses relating solely to these internal business matters), hiring and firing of physicians, decisions and contents of reports to regulatory authorities governing PC and licensing, shall remain the sole responsibility of PC and the individual Physician Stockholder(s).

         14.2 FORCE MAJEURE. Neither party shall be liable to the other for failure to perform any of the services required under this Agreement in the event of a strike, lockout, calamity, act of God, unavailability of supplies, or other event over which such party has no control, for so long as such event continues and for a reasonable period of time thereafter, and in no event shall such party be liable for consequential, indirect, incidental or like damages caused thereby.

         14.3 USE OF NAME OF PC The name or any statement that may implicitly refer directly or indirectly to PC or impute any affiliation directly or indirectly between INMD and PC shall not be used in any manner or on behalf of INMD in any advertising or promotional materials or otherwise without PC's prior written consent. However, INMD may use P.C's name or address in advertising to the public solely for the purpose of providing directions to the office of PC

         14.4 EQUITABLE RELIEF. Without limiting other possible remedies available to a non- breaching party for the breach of the covenants contained herein, injunctive or other equitable relief shall be available to enforce those covenants, such relief to be without the necessity of posting bond, cash or otherwise. If any restriction contained in said covenants is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions therein shall be enforced independently of each other.

         14.5 PRIOR AGREEMENTS; AMENDMENTS. This Agreement supersedes all prior agreements and understandings between the parties as to the subject matter covered hereunder, and this Agreement may not be amended, altered, changed or terminated orally. No amendment, alteration, change or attempted waiver of any of the provisions hereof shall be binding without the written consent of the parties, and such amendment, alteration, change, termination or waiver shall in no way affect the other terms and conditions of this Agreement, which in all other respects shall remain in full force.

         14.6 ASSIGNMENT; BINDING EFFECT. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of both parties, and any attempted assignment without such consent shall be void and of no force and effect, except that INMD may assign this Agreement to any subsidiary or affiliate of INMD without the consent of PC The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties' respective heirs, legal representatives, successors and permitted assigns.

         14.7 WAIVER OF BREACH. The failure to insist upon strict compliance with any of the terms, covenants or conditions herein shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver of relinquishment of such right at any other time or times.

         14.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts to the fullest extent permitted by law, without regard to the application of conflict of law rules. Any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or any breach thereof, except for equitable relief or enforcement sought pursuant to Articles 5, 12 and 14 shall be determined by binding arbitration in the Commonwealth of Massachusetts, City of Boston (hereinafter "Arbitration"). The party seeking determination shall subject any such dispute, claim or controversy to the American Arbitration Association or JAMS/Endispute, and the rules of commercial arbitration of the selected entity shall govern. The Arbitration shall be conducted and decided by three (3) arbitrators, unless the parties mutually agree, in writing at the time of the Arbitration, to fewer arbitrators. In reaching a decision, the arbitrators shall have no authority to change or modify any provision of this Agreement. Each party shall bear its own expenses and one-half the expenses and costs of the arbitrators. Any application to compel Arbitration, confirm or vacate an arbitral award, enforce any rights under Articles 5, 12 and 14 (where modifications only pursuant to the specific terms of this Agreement shall be permissible) or otherwise enforce this Paragraph shall be brought in the Courts of the Commonwealth of Massachusetts.

         14.9 SEPARABILITY. If any portion of the provisions hereof shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such portion or provisions in circumstances other than those in which it is held invalid or unenforceable, shall not be affected thereby, and each portion or provision of this Agreement shall be valid and enforced to the fullest extent permitted by law, but only to the extent the same continues to reflect fairly the intent and understanding of the parties expressed by this Agreement take as a whole.

         14.10 HEADINGS. Section and paragraph headings are not part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof.

         14.11 NOTICES. Any notice hereunder shall have been deemed to have been given only if in writing and either delivered in hand or sent by registered or certified mail, return receipt requested, postage prepaid, or by United States Express Mail or other commercial expedited delivery service, with all postage and delivery charges prepaid, to the addresses set forth below:

                  14.11.1           If for INMD at:

                           IntegraMed America, Inc.
                           One Manhattanville Road
                           Purchase, NY 10577-2100
                           Attention: Gerardo Canet, Chief Executive Officer

                                    With a copy to:

                           IVF America, Inc.
                           One Manhattanville Road
                           Purchase, NY 105277-2100
                           Attention:  Claude White, General Counsel

                  14.11.2           If for PC at:

                           MPD Medical Associates (MA), PC
                           c/o Deaconess-Waltham Hospital
                           Hope Avenue
                           Waltham, Massachusetts 02154-9116
                           Attention: Dr. Patricia McShane

Either party hereto, by like notice to the other party, may designate such other address or addresses to which notice must be sent.

         14.12 ENTIRE AGREEMENT. This Agreement and all attachments hereto represent the entire understanding of the parties hereto with respect to the subject matter hereof and thereof, and cancel and supersede all prior agreements and understandings among the parties hereto, whether oral or written, with respect to such subject matter.

         14.13 NO MEDICAL PRACTICE BY INMD. INMD will not engage in any activity that constitutes the practice of medicine, and nothing contained in this Agreement is intended to authorize INMD to engage in the practice of medicine or any other licensed profession.

         14.14 CONFIDENTIAL INFORMATION. During the initial term and any renewal term(s) of this Agreement, the parties may have access to or become acquainted with each others' trade secrets and other confidential or proprietary knowledge or information concerning the conduct and details of each party's business ("Confidential Information"). At all times during and after the termination of this Agreement, neither party shall directly or indirectly, communicate, disclose, divulge, publish or otherwise express to any individual or governmental or non-governmental entity or authority (individually and collectively referred to as "Person") or use for its own benefit or the benefit of any Person any Confidential Information, no matter how or when acquired, of the party. Each party shall cause each of its employees to be advised of the confidential nature of such Confidential Information and to agree to abide by the confidentiality terms of this Agreement. Neither party shall photocopy or otherwise duplicate any Confidential

Information of the party without the prior express written consent of the such other party except as is required to perform services under this Agreement. All such Confidential Information shall remain the exclusive property of the proprietor and shall be returned to the proprietor immediately upon any termination of this Agreement. Publicly available items shall not be considered proprietary except as protected by applicable state or federal law independent of this Agreement.

         14.15    INDEMNIFICATION.

                  14.15.1 INMD agrees to indemnify and hold harmless PC, its directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees) arising out of or in connection with any act or failure to act by INMD related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section shall survive termination of this Agreement.

                  14.15.2 PC agrees to indemnify and hold harmless INMD, its shareholders, directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees) arising out of or in connection with any act or failure to act by PC related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section shall survive termination of this Agreement.

                  14.15.3 In the event of any claims or suits in which INMD and/or PC and/or their directors, officers, employees and servants are named, each of INMD and PC for their respective directors, officers, employees agree to cooperate in the defense of such suit or claim; such cooperation shall include, by way of example but not limitation, meeting with defense counsel (to be selected by the respective party hereto), the production of any documents in his/her possession for review, response to subpoenas and the coordination of any individual defense with counsel for the respective parties hereto. The respective party shall, as soon as practicable, deliver to the other copies of any summonses, complaints, suit letters, subpoenas or legal papers of any kind, served upon such party, for which such party seeks indemnification hereunder. This obligation to cooperate in the defense of any such claims or suits shall survive the termination, for whatever reason, of this Agreement.

                  14.15.4 Promptly after the receipt by the PC of notice of any claim or commencement of any action or proceeding subject to indemnification delineated in Section 14.15.1 ("asserted liability"), the PC will demand such indemnification from INMD and proffer the defense to INMD. INMD may thereafter, at its option, assume such defense at its own expense and by its own counsel. INMD shall provide written notice to the PC, within twenty days, of its assumption or declination of such defense. If INMD shall undertake to compromise any asserted liability, it shall promptly notify the PC of its intention to do so and the PC agrees to cooperate fully and promptly with

         INMD and its counsel in the compromise and defense of any asserted liability. INMD shall not enter into any non-monetary settlement hereunder without the prior written consent of the PC. Notwithstanding the foregoing, PC shall have the right to participate in the compromise or defense of any asserted liability with its own counsel and at its own expense.

         14.15.5 Promptly after the receipt by INMD of notice of any claim or commencement of any action or proceeding subject to indemnification delineated in Section 14.15.2 ("asserted liability"), INMD will demand such indemnification from the PC and proffer the defense to the PC. The PC may thereafter, at its option, assume such defense at its own expense and by its own counsel. The PC shall provide written notice to INMD, within twenty days, of its assumption or declination of such defense. If the PC shall undertake to compromise any asserted liability, it shall promptly notify INMD of its intention to do so and INMD agrees to cooperate fully and promptly with the PC and its counsel in the compromise and defense of any asserted liability. The PC shall not enter into any non-monetary settlement hereunder without the prior written consent of INMD. Notwithstanding the foregoing, INMD shall have the right to participate in the compromise or defense of any asserted liability with its own counsel and at its own expense.


         IN WITNESS WHEREOF, this Agreement has been executed by the parties on October 1, 1997.

                            INTEGRAMED AMERICA, INC.


                             By: /S/Dwight Ryan
                                 ---------------------------
                                 Dwight Ryan, Vice President


                            MPD MEDICAL ASSOCIATES (MA), PC


                             By:/s/Patricia Mcshane
                                ----------------------------
                                Patricia McShane, MD

                             By:/s/Patricia Mcshane
                                ----------------------------
                                Patricia McShane, MD
                                Individually

                                   EXHIBIT 3.2

                      DESCRIPTION OF OFFICE AND FACILITIES
                          TO BE PROVIDED BY INMD TO PC



Office space and amenities at Deaconess-Waltham Hospital, Hope Avenue, Waltham, Massachusetts or an equivalent location.

                                   EXHIBIT 6.2

                    SECURITY AGREEMENT (ACCOUNTS RECEIVABLE)

                                  See attached

                                   EXHIBIT 4.3

                         PHYSICIAN EMPLOYMENT AGREEMENT

                                  See attached